UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Blue Water Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2023, the Board of Directors (the “Board”) of Blue Water Biotech, Inc., a Delaware corporation (the “Company”), voted to adopt a 401(k) Safe Harbor Non-Elective Plan (the “401(k) Plan”). The 401(k) Plan is an employee savings and retirement plan to which substantially all employees may contribute, including the Company’s named executive officers, effective July 1, 2023. Pursuant to the 401(k) Plan, employee and Company contributions will vest immediately, subject to a three month waiting period for new hires. The Company will be required to contribute 3% of gross pay to eligible employees’ 401(k) Plans.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 31, 2023, the Board amended the Company’s bylaws to reduce the quorum requirement at meetings of the Company’s stockholders from a majority of the voting power of the outstanding shares of stock of the Company entitled to vote, to one-third of the voting power of the outstanding shares of stock of the Company entitled to vote, effective immediately. No other changes were made to the bylaws. A copy of the Third Amended and Restated Bylaws reflecting the amendment is attached as Exhibit 3.1 to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2023, the Company conducted its 2023 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 15,878,150 shares outstanding as of the record date (the “Voting Stock”). No other shares of the Company’s capital stock were entitled to vote at the Annual Meeting.

The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was 9,971,461 shares. At the Annual Meeting, the Company’s stockholders (i) elected Mr. James Sapirstein as a Class II director for a three-year term that expires at the 2026 annual meeting of stockholders or until his successor is elected and qualified, (ii) approved an amendment to the Company’s Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) to increase the aggregate number of shares of Common Stock which may be issued under the plan by 550,000 shares from 2,600,000 to 3,150,000 shares, and (iii) ratified the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of Directors

Mr. James Sapirstein was elected as a Class II director to serve for a three-year term that expires at the 2026 annual meeting of stockholders or until his successor is elected and qualified. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
James Sapirstein	6,207,510	656,947	3,107,004

Proposal No. 2 – Amendment to 2022 Equity Incentive Plan

The amendment to the 2022 Plan to (i) increase the aggregate number of shares of Common Stock which may be issued under the plan by 550,000 shares from 2,600,000 to 3,150,000 shares was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
6,191,117	659,202	14,138	3,107,004

Proposal No. 3 – Ratification of the appointment of independent registered public accounting firm

Appointment by the Company’s audit committee of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
9,717,035	248,537	5,889	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Third Amended and Restated Bylaws of Blue Water Biotech, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Biotech, Inc.

Date: June 6, 2023	By:	/s/ Joseph Hernandez
Joseph Hernandez
Chief Executive Officer

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